As filed with the Securities and Exchange Commission on June 19, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

IOVANCE BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3254381
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

999 Skyway Road, Suite 150

San Carlos, California 94070

(Address of registrant’s principal executive offices, including zip code)

Iovance Biotherapeutics, Inc. 2018 Equity Incentive Plan

(Full title of the Plan)

Maria Fardis, Ph.D., M.B.A.

President and Chief Executive Officer

Iovance Biotherapeutics, Inc.

999 Skyway Road, Suite 150

San Carlos, California 94070

(Name and address of agent for service)

(650) 260-7120

(Telephone number, including area code, of agent for service)

Copies to:

Emilio Ragosa

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

Telephone: (973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, $0.000041666 par value, to be issued pursuant to the Registrant’s 2018 Equity Incentive Plan, as amended	8,000,000 shares	$29.30	$234,400,000	$30,425.12

(1)	This registration statement (the “Registration Statement”) covers shares of the Registrant’s common stock, $0.000041666 par value per share (“Common Stock”), which are issuable pursuant to 2018 Equity Incentive Plan, as amended (the “2018 Plan”).

(2)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2018 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the “1933 Act”), on the basis of the average of the high and low prices per share of Registrant’s Common Stock on June 15, 2020 as reported by The Nasdaq Stock Market.

PART II

Information Required in the Registration Statement

This Registration Statement relates to the registration of an additional 8,000,000 shares (the “Shares”) of the common stock, par value $0.000041666 per share, of Iovance Biotherapeutics, Inc. (the “Registrant”). The Shares are securities of the same class and relate to the same employee benefit plan, the 2018 Equity Incentive Plan, which was amended as of June 8, 2020 (in the form attached hereto as Exhibit 99.1), as those registered pursuant to the Registrant’s registration statement on Form S-8, previously filed with the Securities and Exchange Commission on September 7, 2018. In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statement on Form S-8 (File No. 333-227242) filed with the Securities and Exchange Commission on September 7, 2018 are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8. Exhibits

Exhibit Number	Description of Document

4.1	Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.3 to Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2017.)

4.2	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2017.)

4.3	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on June 11, 2019.)

4.4	Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on May 27, 2020).

4.5	Specimen Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.2 to Registrant’s Annual Report on Form 10-K filed with the Commission on March 12, 2018).

4.6	Description of Securities (incorporated herein by reference to Exhibit 4.3 to Registrant’s Annual Report on Form 10-K filed with the Commission on February 25, 2020).

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto).

99.1	Iovance Biotherapeutics, Inc. 2018 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 9, 2020).

99.2	Form of Incentive Stock Option Agreement under the 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.10 of Registrant’s Annual Report on Form 10-K filed with the Commission on February 25, 2020).

99.3	Form of Non-Qualified Stock Option Agreement under the 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.11 of Registrant’s Annual Report on Form 10-K filed with the Commission on February 25, 2020).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California on this 19th day of June, 2020.

IOVANCE BIOTHERAPEUTICS, INC.

By	/s/ Maria Fardis, Ph.D., M.B.A.
Maria Fardis, Ph.D., M.B.A. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Maria Fardis, Ph.D., M.B.A. and Michael C. Swartzburg, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 19, 2020.

Signature	Title

/s/ Maria Fardis, Ph.D., M.B.A.	President and Chief Executive Officer and Director (Principal Executive Officer)
Maria Fardis, Ph.D., M.B.A.

/s/ Michael C. Swartzburg	Vice President, Finance (Interim Principal Financial and Accounting Officer)
Michael C. Swartzburg

/s/ Athena Countouriotis, M.D.	Director
Athena Countouriotis, M.D.

/s/ Iain Dukes, D. Phil.	Director
Iain Dukes, D. Phil.

/s/ Ryan Maynard	Director
Ryan Maynard

/s/ Merrill A. McPeak	Director
Merrill A. McPeak

/s/ Wayne Rothbaum	Director
Wayne Rothbaum

/s/ Michael Weiser, M.D., Ph.D.	Director
Michael Weiser, M.D., Ph.D.

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